UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

GULFSTREAM INTERNATIONAL GROUP, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33884 (Commission File Number)	20-3973956 (IRS Employer Identification No.)

3201 Griffin Road, 4th Floor, Ft. Lauderdale, Florida 33312 Telephone No.: (954) 985-1500 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A replaces and supersedes in its entirety the Form 8-K filed with the Securities and Exchange Commission on March 4, 2010.  Such Form 8-K was erroneously filed by the EDGAR filing service provider used by the Company, and represented an earlier draft of the Form 8-K that had not been reviewed or approved by management or legal counsel.

Item 1.01     Entry Into a Material Definitive Agreement.

Purchase Agreement for Senior Secured Notes and Warrants

On February 26, 2010, Gulfstream International Group, Inc. (the “Company”) completed a $1,000,000 debt financing pursuant to purchase agreements for senior secured notes and warrants (the “Purchase Agreements”) with accredited investors and/or qualified institutional purchasers (the “Investors”) pursuant to which the Company sold to the Investors (i) 12% Senior Secured Notes due December 31, 2010 in an aggregate principal amount of $1,000,000 (the “Notes”); and (ii) warrants, exercisable at $1.22 per share (subject to customary anti-dilution adjustments) and expiring February 28, 2015 (the “Warrants”), to purchase an aggregate of 409,827 of shares of the Company’s common stock (the “Common Stock”).  The number of Warrants issued to each Investor was determined by dividing (a) 50% of the principal amount of the Notes purchased by the Investors, by (b) the Exercise Price (as defined below) of the Warrants (the “Offering”).  However, if the Notes are not prepaid by the Company in full by June 30, 2010, then the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) would represent 100% of the original $1,000,000 principal amount of the Notes divided by the Exercise Price. Accordingly, if the Notes are not paid in full by June 30, 2010, assuming no anti-dilution adjustments to the Warrant Shares or the Exercise Price, the aggregate of 409,827 Warrant Shares would increase to 819,654 Warrant Shares.

Payment of the principal amount of the Notes and all interest accrued thereon is secured by a priority first lien and security interest on all of the accounts receivable of the Company and its subsidiaries, and all proceeds from the collection or sale thereof, pursuant to a security agreement (the “Security Agreement”) dated as of February 26, 2010 between the Company, each of its subsidiaries and Taglich Brothers, Inc., as collateral agent for the Investors (“TBI”).  In addition, the Notes are subject to the terms of a waiver, consent and intercreditor agreement (the “Intercreditor Agreement”) dated as of February 26, 2010 between the Company, TBI, as collateral agent for the Investors, and Shelter Island Opportunity Fund, LLC (“Shelter Island”), which is described below.

On February 26, 2010, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company agreed to register the Warrant Shares on the next registration statement that the Company files with the Securities and Exchange Commission.

In connection with the closing of the Offering, the Company issued to TGI, as placement agent, (i) a $50,000 Note (identical to the Investors’ Notes) and a Warrant to purchase 20,491 Warrant Shares, which represents 5% of the total principal amount of the Notes and Warrants sold in the Offering; and (ii) a separate Warrant to purchase 40,982 shares of Common Stock, which represents 10% of the number of Warrant Shares issuable to Investors under the Warrants.

The foregoing is a summary of certain material terms and conditions of the Purchase Agreements, the Notes, the Warrants, the Security Agreement, the Intercreditor Agreement and the Registration Rights Agreement, and not a complete discussion of such agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Forbearance and Related Agreements with Shelter Island

On February 26, 2010, the Company and Shelter Island entered into a Forbearance Agreement and Amendment to Debenture (the “Forbearance Agreement”) which reduced the Company’s potential liability under the put option from $3,000,000 to $1,050,000 and rescheduled certain principal and interest payments under the Debenture (as defined below) to reduce near-term liquidity requirements.

In August 2008, the Company obtained an original $5,100,000 debt financing with Shelter Island Opportunity Fund LLC (“Shelter Island”) pursuant to a securities purchase agreement (the “Shelter Island Purchase Agreement”) and a secured original issue discount debenture due August 31, 2011 (the “Debenture”) of which $3,659,000 was outstanding as of February 26, 2010.   As part of such financing, the Company granted Shelter Island a first priority lien and security interest on all of the assets and properties of the Company and its subsidiaries, issued certain warrants to Shelter Island and granted Shelter Island a right to “put” the warrants to the Company for $3,000,000 which has been subsequently reduced to $1,050,000. In December 2009 and January 2010, Shelter Island agreed to defer the December and January interest payments under the Debenture.

Under the terms of Forbearance Agreement, Shelter Island agreed to forbear from exercising its rights and remedies under the Shelter Island Agreement until the occurrence of (a) the failure by the Company to comply with the terms, covenants and agreements of the Forbearance Agreement; and (b) the occurrence of any event of default under the Debenture or the Shelter Island Purchase Agreement (collectively, a “Termination Event”).  One of the covenants to be performed by the Company under the Forbearance Agreement is the obligation of the Company to raise an additional $1.5 million of debt or equity financing by March 26, 2010 or otherwise satisfy Shelter Island that the Company has adequate liquidity and working capital.

Pursuant to the Forbearance Agreement the parties amended the Debenture, as follows (i) the Company shall pay interest on the outstanding principal amount monthly in cash, commencing March 31, 2010; (ii) the Company shall pay monthly installments on the outstanding principal amount commencing April 30, 2010 and on the last trading day of each month thereafter until the August 31, 2011 maturity date of the Debenture; and (iii) the Company may prepay all or any portion of the outstanding principal amount of the Debenture together with a premium equal to 5% of outstanding principal amount being prepaid; provided that, if such prepayment is made in 2011, there shall be no premium applicable.  The Company, each of its subsidiaries and Shelter Island also entered into an Omnibus Amendment to the Guaranty Agreements pursuant to which, without limitation, the parties agreed to amend the existing guarantees to include the repayment of the Shelter Island Note.

As indicated above, Shelter Island currently holds a first priority lien and security interest on all of the assets of the Company and its subsidiaries.  Under the terms of the Intercreditor Agreement, Shelter Island agreed to subordinate its first priority lien on the accounts receivable of the Company and its subsidiaries and the proceeds thereof, to the lien granted to the Investors under the Security Agreement with TBI to the extent of the deferred principal and accrued interest under the Notes.  Shelter Island retained its first priority security interest in all of the other assets and properties of the Company and its subsidiaries.

As contemplated in the original warrant to purchase Common Stock issued to Shelter Island on August 31, 2008 (the “Original Warrant”), on February 26, 2010 the Company divided the Original Warrant into (a) a warrant in the form of the Original Warrant initially exercisable into 70,000 shares of Common Stock (the “Put Warrant”); and (b) a warrant in the form of the Original Warrant (the “Remaining Warrant”, and together with the Put Warrant, the "Divided Warrants") such that the aggregate number of shares of Common Stock of Company that are initially exercisable under the Divided Warrants (inclusive of the 70,000 Shares of Common Stock initially issuable under the Put Warrant) shall equal, in the aggregate, 15% of the fully-diluted shares of Company Common Stock issued and outstanding immediately following consummation of the transactions contemplated under the Forbearance Agreement and the Purchase Agreements, after giving pro-forma effect to the conversion into Common Stock of all Company convertible securities and the exercise of all Company options and warrants, including the Warrants issued to the Investors.  As a result of consummation of the above transactions with Shelter Island and the TBI Investors, the aggregate number of shares issuable upon conversion of the Divided Warrant is 883,247 shares of Company Common Stock.

The Company and Shelter Island also entered into an Amendment to the Put Option Agreement (the “Put Option Amendment”) dated as of August 31, 2008 under which, among other things, the exercise price applicable for all the put shares under the put option was reduced from $3,000,000 to $1,050,000, or $15.00 per share.

As consideration for its financial accommodations, the Company paid Shelter Island an additional $250,000 as a forbearance fee, by delivering a $250,000 promissory note (the “Shelter Island Note”) due on the earlier of (i) August 31, 2011, and (ii) the date the Debenture is permitted or required to be paid in accordance with its terms.  The Shelter Island Note accrues interest at a rate of 9% per annum and is payable in cash on a monthly basis beginning on February 26, 2011.

The foregoing is a summary of certain material terms and conditions of the Forbearance Agreement, the Shelter Island Note, the Put Warrant, the Remaining Warrant, the Put Option Amendment and the Guaranty Agreements Amendment, and not a complete discussion of such agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12, respectively, and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.  The Company’s issuance of the Notes, the Warrants, the Shelter Island Note and the Divided Warrants were made in reliance upon the exemption from registration for non-public offerings under §4(2) of the Securities Act of 1933, as amended.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Purchase Agreement for Senior Secured Notes and Warrants dated as of February 26, 2010.
10.2	Form of 12% Senior Secured Note due December 31, 2010 issued on February 26, 2010.
10.3	Form of Warrant issued on February 26, 2010.
10.4	Security Agreement dated as of February 26, 2010.
10.5	Waiver, Consent and Intercreditor Agreement dated as of February 26, 2010.
10.6	Form of Registration Rights Agreement.
10.7	Forbearance Agreement and Amendment to Debenture dated as of February 26, 2010.
10.8	$250,000 Promissory Note issued to Shelter Island Opportunity Fund, LLC on February 26, 2010.
10.9	Put Warrant issued to Shelter Island Opportunity Fund, LLC on February 26, 2010.
10.10	Remaining Warrant issued to Shelter Island Opportunity Fund, LLC on February 26, 2010.
10.11	Amendment to the Put Option Agreement dated as of February 26, 2010.
10.12	Omnibus Amendment to the Guaranty Agreements dated as of February 26, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: March 5, 2010	By:	/s/ David F. Hackett
David F. Hackett
Chief Executive Officer